SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 10, 2011

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information provided on a Current Report on Form 8-K filed on June 16, 2011 (the “Original Form 8-K”), relating to disclosure made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Las Vegas Sands Corp. (the “Company”) Annual Meeting of Stockholders held on June 10, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct an advisory vote on the compensation of the Company’s named executive officers.

Item 5.07        Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers held at the Annual Meeting, 502,842,157 shares voted for one year, 450,921 shares voted for two years, 45,602,676 shares voted for three years, 2,612,611 shares abstained and there were 98,616,676 broker non-votes. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s Board of Directors in the proxy statement for the Annual Meeting, that the Company will include an annual advisory vote on the compensation of the Company’s named executive officers in its proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 28, 2011

LAS VEGAS SANDS CORP.

By:	/s/ Gayle M. Hyman
Name:	Gayle M. Hyman
Title:	Senior Vice President and General Counsel

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